UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 14, 2012

Date of report (Date of earliest event reported)

Granite City Food & Brewery Ltd.

(Exact name of registrant as specified in its charter)

Minnesota	0-29643	41-1883639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5402 Parkdale Drive, Suite 101

Minneapolis, MN 55416

(Address of principal executive offices, including zip code)

(952) 215-0660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01           OTHER EVENTS.

Master Asset Purchase Agreement and Previous Asset Purchases

As previously reported, on November 4, 2011, Granite City Food & Brewery Ltd. (“Granite City”), through its wholly-owned subsidiary, Granite City Restaurant Operations, Inc., a Minnesota corporation (“GCROI”), entered into a Master Asset Purchase Agreement (“MAPA”) with CR Minneapolis, LLC, Pittsburgh CR, LLC, Indy CR, LLC, Kendall CR LLC, 3720 Indy, LLC, CR NH, LLC, Parole CR, LLC, CR Florida, LLC, Restaurant Entertainment Group, LLC (“REG”), Clint R. Field and Eric Schilder, relating to the purchase of the assets of up to eight restaurants operated by the selling parties under the name “Cadillac Ranch All American Bar & Grill.”  Also as previously reported, under the MAPA, as amended, and related agreements, GCROI has purchased the assets of five Cadillac Ranch locations (Mall of America (Bloomington, MN), Kendall (Miami, FL), Annapolis (Annapolis, MD), Indy (Indianapolis, IN), and National Harbor (Oxon Hill, MD)) as well as the related intellectual property from REG. In addition, the parties have entered into an asset purchase agreement to purchase the Cadillac Ranch restaurant operated by Pittsburgh CR, LLC in Pittsburgh, PA. The Pittsburgh asset purchase will close at such time as a liquor license can be issued by the Pennsylvania Liquor Control Board, which the parties expect to occur late in the first quarter or in the second quarter of 2012.

Termination of Keystone

On January 14, 2012, GCROI notified the selling parties that it had terminated its obligation to buy the Cadillac Ranch restaurant assets of 3720 Indy, LLC (“Keystone”), the restaurant under construction in Indianapolis, Indiana, based on, among other matters, the parties’ failure to close by January 13, 2012, as provided in the MAPA, as amended; the parties’ failure to agree upon and enter into a separate asset purchase agreement for the purchase of the assets of Keystone; and the fact that, as of January 13, 2012, Granite City’s board of directors had not approved the purchase of the assets, Granite City’s lender had not approved or funded the acquisition, and Granite City was not satisfied with the results of its due diligence investigation of the proposed asset acquisition.

Status of Hallendale

Under the MAPA, as amended, the purchase of the Cadillac Ranch restaurant assets of CR Florida, LLC (“Hallendale”), in Hallendale Beach, Florida, was subject to the approval of the board of directors of Granite City in its sole business discretion. Granite City’s board has determined not to approve the purchase of the Hallendale assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Granite City Food & Brewery Ltd.

Date: January 20, 2012	By:	/s/ James G. Gilbertson
James G. Gilbertson
Chief Financial Officer